AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into on January 8, 1997, by and among SISNA, INC., a Utah corporation ("SISNA"); Jeffrey A. Madison, Martin S. Gomez, David C. Pollei and H & D Investment Company, L.C., as the sole shareholders of SISNA (collectively referred to as the "Shareholders"); DATAMARK HOLDING, INC., a Delaware corporation ("DataMark" or "Buyer"). This Agreement supersedes in its entirety an Agreement and Plan of Reorganization between the parties dated December 23, 1996 which prior agreement shall be of no further force or effect.

                              W I T N E S S E T H:

         WHEREAS, Shareholders, collectively own 100,000 common shares (the "Shares") of the SISNA voting common stock ("Common Shares"), representing all of the issued and outstanding shares of SISNA; and

         WHEREAS, this Agreement provides for the incorporation and organization by DataMark of a wholly-owned subsidiary under the laws of the state of Utah ("Merger Co."), and for the merger of Merger Co. with and into SISNA as the surviving entity, and in connection therewith, the conversion of the outstanding Common Shares of SISNA into shares of common stock of DataMark, all pursuant to a Plan of Merger ("Plan of Merger"), in substantially the same form as that attached hereto as Exhibit "A", all for the purpose of effecting a "tax-free" reorganization pursuant to sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

         SECTION 1.  PLAN OF MERGER.

         1.1. Closing. At a closing to take place at 3 o'clock p.m. on January __, 1997, at the offices of Ballard Spahr Andrews & Ingersoll, 201 South Main Street, Suite 1200, Salt Lake City, Utah, or at such other time or place as shall be determined pursuant to this Agreement or shall otherwise be mutually agreeable to the parties (the "Closing," the date thereof being referred to herein as the "Closing Date"), subject to satisfaction of the conditions stated


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in  Sections  4 and 5, the  parties  shall  carry out the Plan of Merger and the conversion of the Shares into the DataMark Shares (as defined below).

         1.2. Formation of Merger Co. SISNA and DataMark agree that DataMark shall cause to be organized under the laws of the state of Utah, a corporation under the name "DataMark Merger Co.", or such other name as may be available and acceptable to the parties hereto all of the outstanding stock of which shall be owned by DataMark, all for the purpose and to the extent deemed necessary by DataMark and its counsel to permit Merger Co., to execute the Plan of Merger. At such time as Merger Co. has been organized and is, in the opinion of DataMark and its counsel, permitted by law to execute the Plan of Merger, the board of directors of Merger Co. shall adopt resolutions authorizing the execution and delivery of the Plan of Merger, and approving the transactions contemplated thereby. On adoption of such resolutions and in consideration of the execution and delivery of the Plan of Merger by DataMark, Merger Co. shall execute and deliver to SISNA duplicate copies of the Plan of Merger. SISNA shall survive the merger with Merger Co., and shall become a wholly-owned subsidiary of DataMark.

         1.3. The Merger. Pursuant to the Plan of Merger, Merger Co. will be merged with and into SISNA, the separate existence of Merger Co. shall cease and SISNA and Merger Co. shall become a single corporation named SISNA, Inc. which shall survive the merger (the "Merger"). The Shares shall be converted into 325,000 shares of DataMark common stock, $.0001 par value (the "DataMark Shares") as follows:

                  (a) On the Effective Date (as defined below) of the Merger, each share of Merger Co. previously issued and outstanding shall be converted into one common share of SISNA; and

                  (b) After the Effective Date of the Merger, each holder of Shares identified on the Schedule of SISNA Shareholders, upon the surrender of his or her certificates representing the Shares, together with an investment agreement in the form attached hereto as Exhibit "B", to the transfer agent and registrar of DataMark, shall be entitled to receive a certificate or certificates evidencing the number of DataMark Shares indicated on the Schedule of SISNA Shareholders. On the Effective Date, all previously issued and outstanding common shares of SISNA shall be canceled, and all rights in respect thereof, other than the right to receive DataMark Shares, shall cease.

                  (c) Because there will be no shareholders of Merger Co. who or which will dissent from the Merger under Utah law, SISNA, as the surviving corporation will make no provision for paying dissenting shareholders amounts to which they would be entitled under the provisions of the laws of the State of Utah relating to the rights of dissenting shareholders.

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







         1.4. Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

         1.5. Effective Date. As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, the Plan of Merger and any other documents required by the provisions of Utah law to complete the Plan of Merger, shall be filed with the Utah Division of Corporations and Commercial Code of the Utah Department of Commerce. The Merger shall be effective when Articles of Merger are filed with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah pursuant to the provisions of the Utah Revised Business Corporation Act (the "Effective Date").

         1.6. Additional Actions. If at any time after the Merger, SISNA, as the surviving corporation, shall consider to be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, or confirm, of record or otherwise, in the surviving corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of Merger Co. or in connection with, the Merger, or (ii) to otherwise carry out the purposes of this Agreement, Merger Co. and its proper officers and directors shall be deemed to have granted to SISNA, as the surviving corporation, an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, title, or interest or such properties, or assets in the surviving corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of SISNA are and shall be fully authorized in the name of Merger Co. or otherwise to take any and all such action.

         1.7. Shareholder's Consent. The Shareholders hereby consent to the Plan of Merger as described herein.

         1.8. Further Assurances. The parties agree that if, at any time after the Closing Date, any further documents shall be deemed to be necessary or desirable to give notice of or effect to the transactions contemplated by this Agreement, all parties will take such steps as necessary to effectuate this Agreement.

         SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SISNA SHAREHOLDERS.

         SISNA and Shareholders hereby jointly and severally represent and warrant to the best of their knowledge, to Buyer as of the date hereof as follows:

         2.1. Organization and Qualification. SISNA is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full power and authority under the laws of the State of Utah to own or lease its properties and to conduct its business as such properties are owned or leased and as such business is conducted. The copies of SISNA's Articles of Incorporation, and of SISNA's Bylaws, certified by SISNA's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct. SISNA is qualified to do business in the State of Utah. Set forth in the Schedule of State Operations is a list of all states in which SISNA owns property or significant assets, maintains one or more points of presence sites or conducts other operations.

         2.2. Capitalization. (a) Authorized Shares. SISNA's authorized capital shares consists of 50,000 voting Common Shares, of which only the Shares are issued and outstanding on the date hereof.

                  (b) Outstanding Shares. All outstanding Common Shares are held of record by the Shareholders. None of the Shares have been issued in violation of any federal or state law. Except for a warrant issued to Utah Technology Finance Corporation ("UTFC"), which UTFC has agreed to surrender upon the payment of $2,000 and complete satisfaction of Sisna's obligations to UTFC, there are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of SISNA. All Shares are and at Closing the Shares, will be, duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights. All Shares are, and the Shares will be, free and clear of any and all liens, encumbrances, charges or claims under Article 8 of the Uniform Commercial Code or otherwise.

         2.3.  Subsidiaries  and  Partnerships.   Except  as  disclosed  in  the
Franchise Agreements (as defined below), SISNA has no subsidiaries and is not a partner or participant in any partnership or joint venture of any kind.

         2.4. Financial Statements. Buyer has received the compiled balance sheet and income statement of SISNA as of September 30, 1996 and November 30, 1996. Said financial statements were compiled by SISNA's accountant. All financial statements are herein collectively referred to as the "Financial Statements." Said Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, and said Financial Statements present fairly the financial condition of SISNA as indicated at the date of said Financial Statements.

         2.5. Net Worth. As of the Closing Date the net worth of SISNA will not be materially less than the net worth reflected on the November 30, 1996 Financial Statements, except to the extent reduced in the ordinary course of business or as otherwise provided herein.

         2.6. Title to Properties; Liens; Condition of Properties. SISNA owns no real property at the date hereof and at no time has owned any real property. SISNA is not currently, and at no time has been, a party to any leases for real or personal property except as set forth in the Schedule of Leases of Real Property and the Schedule of Machinery, Equipment and Equipment Leases attached hereto. SISNA owns no machinery or equipment with an individual value in excess of $10,000 or an aggregate value in excess of $50,000, except as set forth on the Schedule of Machinery and Equipment attached hereto. SISNA has good and marketable title to all of the personal property owned by it and all of its leases, if any, are valid and subsisting and no default by SISNA exists under any such lease, except as disclosed on the Schedule of Leases of Real Property. None of the property or assets of SISNA is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge except as specifically disclosed in the Financial Statements or Schedule of Liens and Encumbrances attached hereto.

         All machinery and equipment owned or leased by SISNA is in good repair, has been properly maintained, and such machinery and equipment is in good working order, subject to normal wear and tear.

         2.7.  Taxes.   As used in  this  Section  2.7, SISNA  shall include all
predecessors in interest to SISNA and all affiliates.

                  (a) SISNA has filed returns required to be filed by it (collectively, the "Returns") with respect to any and all taxes, penalties, interest and assessments of any type by any U.S. federal, state or other taxing authority or any foreign nation or any political subdivision thereof (collectively, "Taxes"). With respect to the Returns, there are no agreements, waivers or other arrangements providing for the extension of time for the assessment of any Tax or Tax delinquency. SISNA (A) has not been a member of an "affiliated group" filing a consolidated federal income tax return (other than a group the common parent of which was SISNA) and (B) has no liability for the Taxes of any person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The information shown on the Returns made available to DataMark is true, accurate and complete, and there is no basis upon which any assessment for a material amount of additional Taxes could be made. All positions taken in the Returns that could give rise to a substantial understatement penalty within the meaning of the Internal Revenue Code of 1986 (the "Code") Section 6662 have been disclosed therein.

                  (b) SISNA has properly withheld or collected all Taxes required by law to be withheld or collected from amounts payable to other persons and remitted such withheld or collected Taxes to the appropriate taxing authority, agency or body.

                  (c) SISNA is not (nor has it ever been) a party to any agreement to share federal, state or local income tax liability with any other corporation with which it has or will file a consolidated tax return for periods ending on or prior to the date hereof.

                  (d) No election under Section 336(e) or Section 338 of the Code has been made with respect to SISNA.

                  (e) No consent pursuant to Section 341(f) of the Code is in effect that relates to SISNA.

                  (f) SISNA has not entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense to SISNA pursuant to Section 280G of the Code.

                  (g) SISNA has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (j) Except as shown on the Schedule of Tax Liens, SISNA has not had and does not currently have any tax liens filed against it. All liens listed on the Schedule of Tax Liens have been removed and satisfied in full as indicated on the Schedule of Tax Liens.

         2.8. Absence of Undisclosed Liabilities. As of the date of the Financial Statements, SISNA had, and as of the date hereof SISNA has, no liabilities in excess of $10,000 in the aggregate, except liabilities reflected in the Financial Statements or on Exhibits and Schedules attached hereto.

         2.9. Accounts Receivable. The accounts receivable of SISNA as identified in the November 30, 1996 Financial Statements are valid accounts receivable and there are no accounts in excess of $1,000 that SISNA has reason to believe will not be collected. At the Closing, the Shareholders shall deposit an aggregate of 25,000 of the DataMark Shares in an escrow account with VanCott, Bagley, Cornwall & McCarthy pursuant to the Escrow Agreement attached hereto as Exhibit H. DataMark shall promptly use its best efforts to collect all accounts receivable to SISNA in the ordinary course of business in consultation with Doris Smith and Mike Bard. DataMark shall be entitled to receive from the escrow account and cancel one escrowed DataMark Share for every $11.50 of accounts receivable not collected within 90 days after the Closing and all remaining shares shall promptly be released to the Shareholders following 90 days after the Closing. SISNA has no material accounts receivable or loans receivable from any person, firm or corporation which is affiliated with it or from any of its directors, officers, employees or stockholders other than as set forth in the Financial Statements.

         2.10. Inventories. The inventories of SISNA reflected on the Financial Statements or existing at the date hereof reflect SISNA's normal inventory valuation policies and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied. Not more than twelve percent (12%) by value of the inventory consists of obsolete or other products not currently being sold by SISNA. Since the date of the Financial Statements, no inventory items have been sold or disposed of except through sales in the ordinary course of business.

         2.11. Absence of Certain Changes. Except as may be disclosed to Buyer in writing prior to the Closing, since the Financial Statements, there has not been:

                  (a)      Any  materially  adverse  change  in   the  financial
condition, properties, assets, liabilities, business or operations of SISNA;

                  (b) Any contingent liabilities in excess of an aggregate of $5,000 incurred by SISNA as guarantor or otherwise with respect to the obligations of others;

                  (c) Any encumbrance or lien placed on any of SISNA's properties which remains in existence, except as disclosed in Schedule of Liens and Encumbrances;

                  (d) Any obligation or liability in excess of an aggregate of $10,000 incurred by SISNA other than obligations and liabilities incurred in the ordinary course of business, except in connection with equipment for the benefit of Buyer or otherwise disclosed pursuant to the terms of this Agreement;

                  (e) Any purchase, sale, or other disposition, or any agreement or other arrangement for the purchase, sale, or other disposition, of any material part of SISNA's properties or assets other than in the ordinary course of business;

                  (f) Any other material transaction entered into by SISNA other than transactions in the ordinary course of business;

                  (g) Any damage, destruction, or loss, whether or not covered by insurance, which materially adversely affects the SISNA's properties, assets, or business;

                  (h) Any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of SISNA's capital shares or any direct or indirect redemption, purchase or other acquisition by SISNA of its own capital shares, or any issuance of SISNA's capital shares, or options, warrants, or rights to acquire SISNA's capital shares, provided that the retained earnings of SISNA may be distributed to the Shareholders prior to Closing;

                  (i) Any labor trouble or claim of unfair labor practices involving SISNA; any change in the employment contracts of or compensation payable or to become payable by SISNA to any of its officers, employees, or agents, or any bonus payment or arrangement made to or with any of such officers, employees, or agents except in the ordinary course of business;

                  (j) Any  change   with   respect  to  SISNA's   management  or
supervisory personnel;

                  (k) Any payment or discharge of a material lien or liability of SISNA which was not shown on the Financial Statements or incurred in the ordinary course of business thereafter, except for the payment of tax liens;

                  (l) Any obligation or liability incurred by SISNA to any bank, to any of SISNA or SISNA's officers, directors or shareholders, or to any other individual; or any loans or advances made by SISNA to any of its officers, directors, or shareholders, except for normal compensation and expense allowances payable to officers, directors and partners pursuant to their employment agreement;

                  (m) Any capital expenditure by SISNA in excess of $2,000 for any one item without the consent of Buyer except in the ordinary course of business;

                  (n) Any contracts entered into by SISNA which obligate SISNA for more than $2,000 in the aggregate without the consent of Buyer except in the ordinary course of business;

                  (o) Any recapitalization, reorganization, amendment to the Bylaws or Articles of Incorporation of SISNA.

         2.12. Operations. Except to the extent that officers and employees of Sisna have devoted efforts for the benefit of DataMark, between the date of the Financial Statements and the date hereof, SISNA has conducted its business only in the ordinary course, except as disclosed in this Agreement and Schedules and Exhibits hereto.

         2.13. Banking Relations. All of the arrangements which SISNA has with any banking institutions are completely and accurately described in the Schedule of Banking Arrangements indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized to act on behalf of SISNA in respect thereof.

         2.14. Patents, Trade Names and Trademarks. Except as set forth in the Schedule of Patents, Trade Names and Trademarks, SISNA neither owns nor licenses any material patent, patent application, registered copyright, registered trademark or trademark application. All trademarks and trade names utilized by SISNA are listed in the Schedule of Patents, Trade Names and Trademarks, other than common law marks. Except as set forth in such Schedule, (i) there are no written claims or demands of any other person pertaining to any patent, patent application, registered copyright, registered trademark or trademark application, and no proceedings have been instituted, or are pending or threatened in writing, which challenge SISNA's rights in respect thereof; (ii) no claim has been made and no proceeding has been filed or is threatened to be filed charging SISNA with infringement of any adversely held patent, trade name, trademark or copyright; and (iii) there does not exist (A) any unexpired patent with claims which are or would be infringed by products of SISNA or by apparatus, methods or designs employed by it in manufacturing such products or
(B) any patent or application therefor or invention which would materially adversely affect SISNA's ability to manufacture, use or sell any such product, apparatus, method or design.

         2.15. Trade Secrets and Customer Lists. SISNA has the right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, secret processes and know-how (if any) required for or used in the supply or marketing of all products and services either being sold, or under development by SISNA, including products and services licensed from others. SISNA is not in any way making an unlawful or wrongful use of any confidential information, know-how, or trade secrets of any third party, including without limitation any present or past employee of SISNA.

         2.16. Contracts. Except for contracts, commitments, plans, agreements and licenses described in the Schedule of Contracts and Commitments attached hereto or as otherwise disclosed herein, or as may be amended prior to the Closing, SISNA is not a party to or subject to:

                  (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any employment contract or contract for services not terminable within 31 days by and without penalty or further liability to SISNA;

                  (c) other than purchase orders entered into in the ordinary course of business, any contract or agreement for the purchase of any commodity, material or equipment which in the aggregate exceed $2,000;

                  (d) any contract or agreement for the sale of any commodity, material, equipment or service, other than contracts with customers entered into in the ordinary course of business;

                  (e) any contract or agreement, other than contracts for the purchase or sale of commodities, material, equipment or services in the ordinary course of business, entered into after the date of the Financial Statements;

                  (f) any contract or agreement providing for periodic minimum purchases of a particular product from a supplier (other than contracts entered into in the ordinary course of business and which can be terminated on not more than thirty days notice), or for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (g) any contract or agreement which by its terms does not terminate or is not terminable without penalty by SISNA and any successor or assignee of SISNA on thirty days' notice other than purchase orders and sales orders entered into in the ordinary course of business for goods to be delivered within 60 days;

                  (h) any contract with any sales agent, or distributor of products or services of SISNA;

                  (i) any contract containing covenants limiting SISNA's freedom to compete in any line of business or with any person or entity, except as provided in the Franchise Agreements (as hereinafter defined);

                  (j) any contract or agreement for the purchase of any fixed asset, whether or not such purchase is in the ordinary course of business;

                  (k) any material license agreement (as licensor or licensee);

                  (l) any   material   franchise   agreement   (as franchisor or
franchisee); or

                  (m) any contract or agreement with any present or former officer, director or shareholder of SISNA or with any persons or organization controlled by or affiliated with any of them.

         2.17. Defaults. Except as disclosed in the Schedule of Litigation and Claims under Section 2.18, SISNA and its affiliates are not in default under any contracts, commitments, plans, agreements or licenses where such default would have a material adverse effect upon the business or properties of SISNA (a "default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, constitute a default).

         2.18. Litigation. Except as disclosed in the Schedule of Litigation and Claims, there is no litigation pending or written threat of litigation against SISNA, and SISNA is not engaged as a party in any litigation.

         2.19. Compliance with Laws. Except as disclosed in the Schedule of Litigation and Claims or otherwise herein, SISNA is not violating any laws and regulations which apply to the conduct of its business, where such violation would cause a material adverse effect upon the business or properties of SISNA. Except as disclosed in the Schedule of Litigation and Claims or otherwise herein, since the date of incorporation, there has never been any material citation, fine or penalty imposed or asserted against SISNA under any law or regulation relating to employment, occupational safety, zoning, environmental, tax, export, import, manufacturing, licensing or franchising matters.

         2.20. Insurance. SISNA's assets are insured to the extent disclosed in the Schedule of Insurance. SISNA's workmen's compensation insurance complies with applicable statutory requirements as to the amount of such coverage. SISNA carries insurance on the lives of Henry J. Smith, Jr., and Doris H. Smith which policies will be assigned, at no cost, to the respective insureds prior to the Closing.

         2.21. Warranty or Other Claims. Except as otherwise disclosed herein, there are no existing or threatened written claims against SISNA for services or merchandise which are defective or fail to meet any service or product warranties that would have an adverse effect upon SISNA's business in the excess of $2,000 individually and $10,000 in the aggregate. No claim has been asserted and is outstanding against SISNA for renegotiation or price redetermination of any business transaction except as disclosed on the Schedule of Litigation and Claims or otherwise herein.

         2.22. Powers of Attorney. SISNA has no outstanding powers of attorney other than as disclosed herein.

         2.23. Finder's Fee. SISNA has not incurred nor will it become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.24. Permits. SISNA holds all licenses, permits and franchises which are required to permit them to conduct their business in all jurisdictions in which it conducts business except as otherwise disclosed herein.

         2.25. Minute Books. SISNA's minute books heretofore made available to Buyer accurately record all material corporate action taken by their shareholders and board of directors from the date of organization of SISNA through the date hereof.

         2.26. Transactions with Interested Persons. Except as set forth herein, no shareholder nor any officer or director of SISNA owns on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of SISNA or any organization which has a material contract with SISNA.

         2.27. Employees. Each management level employee of SISNA and his or her current rate of compensation is listed on the Schedule of Employee Compensation.

         2.28. Disclosure of Potential Adverse Developments. SISNA has reported to Buyer, or will report prior to the Closing, in writing, any facts of which it has knowledge that may cause a material adverse change in the business of SISNA (other than factors affecting industry generally), such as (by way of example, not of limitation) intentions of key employees to resign or leave SISNA, or any other material adverse change occurring on or after the date of the Financial Statements to the date of Closing.

         2.29. Authority of SISNA. SISNA has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by SISNA has been duly and validly authorized and approved by all necessary corporate action on the part of SISNA and this Agreement is the legal and binding obligation of SISNA. The entering into of this Agreement by SISNA does not, and the consummation by SISNA of the transactions contemplated hereby will not, violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which SISNA does business, (ii) the Articles of Incorporation or By-laws of SISNA or (iii) any judgment or decree applicable to SISNA. No default or breach will occur in any material respect by virtue of the consummation of the transactions contemplated herein under any material contract, agreement, indenture or other instrument applicable to SISNA.

         2.30. Authority of Shareholders. Each Shareholder has all rights, title, and interest in the Shares held by such Shareholder and has the right to exchange the Shares free of all encumbrances in the transaction contemplated herein.

         2.31. Erisa Compliance. SISNA maintains no employee benefit plans within the meaning of ERISA.

         2.32. Approval and Consents. Except as set forth herein, no consents or approvals of third parties are required for the consummation of the transaction contemplated by this Agreement.

         2.33. Franchise Law Compliance. Except as indicated on the Schedule of Franchises, SISNA has complied in all respects with all applicable franchise laws or other laws regulating the sale of franchises, including all requirements as to disclosure to be given to potential franchisees, and has not received any notice of deficiency or request for additional information from any state, federal of local government agency or unit. All franchises granted and all franchise registrations are listed on the Schedule of Franchises. All such franchises and registrations are in full force and effect. All agreements with franchisees and all Uniform Franchise Offering Circulars used are listed on the Schedule of Franchises (the "Franchise Agreement").

         2.34. Software Licenses. SISNA uses no software other than the software listed on the Schedule of Software Licenses. SISNA has all licenses needed to use the software used by SISNA and has the right to distribute the software it distributes to its franchisees and users. The use and distribution by SISNA of the software used and distributed does not infringe on any rights of third parties and is not impaired by the rights of any third parties.

         2.35. Professional Fees. As of the date of Closing, SISNA shall have no more than $22,000 in accrued and unpaid accounting and legal fees and expenses which shall not be assumed by the Shareholders.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to the best of its knowledge to SISNA as follows:

         3.1. Organization and Qualification. DataMark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority under the laws of the State of Utah to own or lease its properties and to conduct its business as such properties are owned or leased and as such business is conducted. The copies of DataMark's Certificate of Incorporation as amended to date, and of Bylaws as amended to date as disclosed in its SEC filings are complete and correct.

         3.2. Securities and Exchange Commission Filings. Copies of filings of DataMark made with the Securities and Exchange Commission furnished to the Shareholders by DataMark are true and correct in all material respects. There has been no material adverse change in the condition of DataMark (financial or otherwise) since the filing of the Annual Report of DataMark on Form 10-K for the year ended June 30, 1996 (the "Form 10-K") and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "Form 10-Q").

         3.3. Compliance with Laws. Except as disclosed in the Form 10-K or 10-Q, DataMark is not violating any laws and regulations which apply to the conduct of its business, where such violation would cause a material adverse effect upon the business or properties of SISNA. During the three years immediately preceding the date hereof, there has never been any material citation, fine or penalty imposed or asserted against SISNA under any law or regulation relating to employment, occupational safety, zoning, environmental, tax, export, import, manufacturing, licensing or franchising matters. DataMark is in compliance, in all material respects, with all applicable state and federal securities laws.

         3.4. Absence of Certain Changes. Except as may be disclosed to SISNA in writing prior to the Closing, since the Form 10-Q, there has not been any materially adverse change in the financial condition, properties, assets, liabilities, business or operations of DataMark.

         3.5. Finder's Fee. DataMark has not incurred nor will it become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.6. Authority of Buyer. Buyer has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement is the legal and binding obligation of Buyer. The entering into of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of (i) any applicable laws of any state or jurisdiction in which Buyer does business, (ii) the Articles of Incorporation or By-laws of Buyer or (iii) any judgment or decree applicable to Buyer. No default or breach will occur in any material respect by virtue of the consummation of the transactions contemplated herein under any material contract, agreement, indenture or other instrument applicable to Buyer.

         3.7. The Software Protection Agreement and letter to DataMark regarding proprietary information being required of the Shareholders and other employees of SISNA who will continue to be employees of SISNA as provided to in section 4.11, below, have been executed in substantially similar form by all employees of Datamark and its affiliates.

         SECTION 4.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

         4.1. Conditions. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent.

         4.2. Opinion of Counsel. Buyer shall have received a legal opinion, substantially in the form attached hereto as Exhibit C.

         4.3. Approval of Changes. In the event that any Schedule referred to herein is either first delivered to Buyer after the date hereof, or is revised prior to Closing to reflect material changes in the information contained therein, then Buyer shall have approved such new or revised Schedule, which approval shall not be unreasonably withheld.

         4.4. Representations, Warranties and Covenants. Each of the representations and warranties of SISNA and Shareholders in Section 2 shall remain true and correct at the Closing Date as fully as if made on the Closing Date.

         4.5. Delivery of Documents. SISNA shall have made available for inspection and copying by Buyer and its counsel, true and correct copies of all documents referred to in Section 2 hereof or in the Schedules referred to therein.

         4.6. Investment Agreements. Each of the Shareholders will have executed and delivered an Investment Agreement, in the form of Exhibit B, and certificates representing the Shares owned by each Shareholder duly transferred to DataMark.

         4.7. Closing Date. The Closing shall have occurred on or before January __, 1997 unless extended by the mutual agreement of the parties.

         4.8. Due Diligence. DataMark and its advisors shall have been provided access to all books, facilities and records of SISNA and shall be satisfied in its sole discretion with the prospects and business of SISNA.

         4.9. Directors of SISNA. The current directors of SISNA shall have resigned and been replaced by the designees of DataMark, except that Henry J. Smith, Jr., shall be appointed as a director of SISNA and shall remain a director as long as he is employed by SISNA.

         4.10. Employment Agreement. Each of Henry J. Smith, Jr.; David C. Pollei; Jeffrey A. Madison and Martin S. Gomez shall have executed and delivered an Employment Agreement in the form set forth in Exhibit D, E, F and G respectively. These persons and all other employees of SISNA who remain employees of SISNA shall have executed and delivered to DataMark a letter regarding Proprietary Information and Software Protection Agreement in the form required by DataMark and its affiliates of all their employees.

         4.11. Escrow Agreement. The Shareholders shall have executed and delivered the Escrow Agreement in the form set forth in Exhibit H.

         SECTION 5.  CONDITIONS PRECEDENT TO SISNA'S OR
                              SHAREHOLDERS' OBLIGATIONS.

         5.1.     Conditions.  Shareholders's  obligations  to  consummate  this
Agreement  and  the  transactions   contemplated   hereby  are  subject  to  the
fulfillment, prior to or at the Closing, of the following conditions precedent.

         5.2. Representations and Warranties. Each of the representations and warranties of Buyer in Section 3 shall remain true and correct at the Closing Date as fully as if made on the Closing Date.

         5.3. Closing Date. The Closing shall have occurred on or before January __, 1997 unless extended by the mutual agreement of the parties.

5.4. Employment Agreement. DataMark shall have executed anddelivered to each of Henry J. Smith, Jr.; David C. Pollei; Jeffrey A. Madison and Martin S. Gomez an Employment Agreement in the form set forth in Exhibits D, E, F and G respectively.

         5.5. Anti-Dilution Adjustment. If, between the date of this Agreement and the Closing, the outstanding shares of DataMark common stock shall have been changed, into a different number of shares or a different class by reason of a new reclassification, split up, combination, exchange of shares or a readjustment, or a stock dividend thereon shall be declared with a record date within said period, adjustments shall be made to the number of DataMark Shares as appropriate.

         SECTION 6.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO
                 CLOSING; REMEDIES FOR DEFAULT PRIOR TO CLOSING.

         6.1. Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the execution hereof for a period of eighteen (18) months from the date hereof regardless of any investigation and shall not merge in the performance of any obligation by any party hereto.

         6.2.     Indemnification.

                  (a)      Parties.

                           (i)      Each party  ("Indemnifying Party"), at their
own cost and expense, shall protect, defend, indemnify and hold harmless all other parties ("Indemnified Party") after the Closing Date, from and against any an all losses, damages (including reasonable attorneys' or accountants' fees incurred in defending or prosecuting any claim for any such losses, damages, costs or expenses), costs and expenses resulting from breach of any covenants, warranties or post closing obligations or the inaccuracy of any representation made by the Indemnifying Party in this Agreement or the Schedules hereto. In addition, SISNA and the shareholders shall indemnify and hold harmless DataMark against losses, damages, costs and expenses actually incurred by DataMark from failure of SISNA to have qualified to do business or register its franchise offering documents in states in which SISNA did business prior to Closing. As to any breach of any covenant, warranty or post closing obligations or the inaccuracy of any representation made by Indemnifying Party jointly and severally, indemnification shall be sought against all Indemnifying Parties but, to the extent any Indemnifying Party fails to timely pay his or its share of such obligation, the remaining Indemnifying Parties shall be jointly and severally liable.

                           (ii)     Notwithstanding    the    foregoing,     the
Indemnifying Party shall not be liable to the Indemnified Party for any misrepresentation or breaches of warranty to the extent the aggregate amount of the losses, liabilities, damages and expenses of Indemnified Party based thereon or resulting therefrom is recoverable under a insurance policy obtained by SISNA or, when aggregated with all other losses, liabilities, damages and expenses of Indemnified Party, is less than $10,000.

                  (b)      Indemnification Procedure for Claims.

                           (i)      Notice of Claim.  If  any party hereto shall
claim indemnification hereunder arising from any claim or demand of any third party, or as the result of the occurrence of any event which may give rise to a claim for indemnification under this Section 6, the Indemnified Party shall promptly notify in writing the Indemnifying Party of the basis for such third party claim or the occurrence of any event, as the case may be, setting forth in reasonable detail the nature of the claim or event, to the extent known by the Indemnified Party and, with respect to third party claims, advising the Indemnifying Party whether the Indemnified Party intends to contest such claim.

                           (ii)     Cooperation.   If   the   Indemnified  Party
determines not to contest such third party claim, the Indemnifying Party shall have the right, and at its own expense, to contest and defend against such claim, and the Indemnified Party shall make available to the Indemnifying Party, its attorneys and accountants, at all reasonable times during normal business hours, all books and records of the Indemnified Party relating to such claim. If the Indemnified Party determines to contest such claim, the Indemnifying Party shall have the right to be represented, at its own expense, by advisory counsel and accountants, its preparation and the participation of such advisors to be subject to the direction of the Indemnified Party. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party. If the Indemnifying Party fails to defend, settle or pay any such third party claim within thirty (30) days after the Indemnified Party has mailed written notice to the Indemnifying Party advising the Indemnifying Party that the Indemnified Party does not intend to contest such claim, then the Indemnified Party may take any and all necessary action to dispose of such claim, including without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion.

                           (iii)    Settlements.   In   the   event   that   the
Indemnified Party desires to settle any such third party claim (whether or not contested by the Indemnifying Party), the Indemnified Party shall advise the Indemnifying Party of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If such Proposed Settlement is unsatisfactory to the Indemnifying Party, the Indemnifying Party shall have the right, at its expense, to contest such claim in accordance with the procedures set forth in Section 6. In the event the Indemnified Party is threatened with attachment, lien, levy or other encumbrance to any of its assets as a result of the Indemnifying Party's decision to contest any such claim, the Indemnifying Party shall furnish to the Indemnified Party security reasonably acceptable to the Indemnified Party, whether by indemnity bond or otherwise, as a condition to its right to defend against such claim. If the Indemnifying Party does not deliver such security within ten (10) days after the Indemnifying Party has been advised of the Proposed Settlement, the Indemnified Party may offer the Proposed Settlement to the third party making such claim. If the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement figure which the Indemnified Party may wish to present to the party making such claim shall first be presented to the Indemnifying Party, which shall have the right, subject to the conditions hereinabove set forth in this Section 6, to contest such claim. In all such events, the Indemnifying Party shall indemnify the Indemnified Party and hold it harmless from and against any and all costs of defense, payment of settlement, including attorneys' and accountants' fees incurred in connection therewith. Notwithstanding the above, the Indemnified Party shall at all times be entitled to defend against any litigation brought against the Indemnified Party.

                           (iv)     Payment.  At the time of any payment by  the
Indemnified Party to any third party because of a breach of any covenant, warranty or post closing obligation or the inaccuracy of any representation by the Indemnifying Party (subject to the Indemnified Party's compliance with the notice provisions of this Section 6, or at the time the amount of any liability on the part of the Indemnified Party which is subject to indemnification by the Indemnifying Party under this Section 6 is determined (which, in the case of payments to third parties shall be the date of such payment), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the indemnity claim. If the indemnity claim is not paid forthwith, then the Indemnified Party, at its option, may take legal action against the Indemnifying Party for reimbursement of such indemnity claim. For the purposes hereof, the indemnity claim shall include the amount so paid (or determined to be owing) by the Indemnified Party together with costs and attorneys' fees and interest on the foregoing items at a rate which is equal to the prime or base commercial rate as announced from time to time by the largest bank, measured in terms of assets, in the State of Utah from the date of the indemnity claim until the indemnity claim shall be paid in full.

         6.3.     Additional Covenants of Shareholders.

                  (a) Agreement Not to Compete. Each Shareholder covenants and agrees that, for a period of three years after the last to occur of (i) the date of this Agreement or (ii) the termination of his employment with SISNA, he or she will not directly or indirectly (whether as employee, director, owner, 5% or greater stockholder, consultant, partner (limited or general or otherwise) engage in or have any interest in, any business that directly competes with any business in which DataMark or any of its subsidiaries is engaged currently or at the time during the term of Shareholder's employment with DataMark, SISNA or an affiliate thereof; provided, however, that nothing herein will prevent any Shareholder from owning up to 5% of the outstanding stock of a corporation, so long as the Shareholder does not participate in the business of such corporation other than as a passive investor. DataMark may, in its discretion, give the Shareholder written approval(s) to personally engage in any activity or render any services referred to in this paragraph if DataMark secures written assurances (satisfactory to DataMark and its counsel) from the Shareholder and any prospective employer(s) of the Shareholder that the integrity of DataMark or any of its subsidiaries' confidential or proprietary information will not in any way be jeopardized by such activities, provided that the burden of so establishing the foregoing to the satisfaction of DataMark and its counsel shall be upon the Shareholder and prospective Shareholder(s) ("Permitted Activities").

                  (b) Agreement Not to Solicit Employees. Each Shareholder covenants and agrees that, for a period of three years after the date of this Agreement, he or it will not, directly or indirectly, (i) solicit, induce or hire away, or assist any third party in soliciting, diverting or hiring away, any employee of DataMark or any of its subsidiaries, whether or not the employee's employment is pursuant to a written agreement and whether or not such employment is for a specified term or is at will, or (ii) induce or attempt to induce any customer, supplier, dealer, lender, licensee, consultant or other business relation of DataMark or any of its subsidiaries to cease doing business with DataMark or any of its subsidiaries.

                  (c) Ownership, Non-Disclosure and Non-Use of Confidential or Proprietary Information. Each Shareholder covenants and agrees that to the extent such information is not otherwise in the public domain other than as a result of actions by any Shareholder, he or it will not, directly or indirectly:

                           (i) give to any person not authorized by DataMark to receive it or use it, any of SISNA's proprietary data or information whether relating to products, ideas, designs, processes, research, marketing customers, management know-how, or otherwise; or

                           (ii) give to any person not authorized by DataMark to receive it any specifications, reports, or technical information or the like owned by SISNA; or

                           (iii) give to any person not authorized by DataMark to receive it any information that is not generally known outside SISNA or that is designated by SISNA as limited, private, or confidential.

                  (f) Independent Agreements; Survival. Each Shareholder acknowledges that the covenants made in this Section 6.3 shall be construed as agreements independent of any other provision of this Agreement, and shall survive the termination of this Agreement. These covenants are made as partial consideration for the DataMark Shares being delivered to the Shareholders pursuant to the Plan of Merger.

         6.4. Registration Rights. DataMark agrees to grant the Shareholders "piggyback" registration rights to register up to 100,000 of the DataMark Shares (the "Registerable Shares") for resale under the Securities Act. If DataMark determines to file a registration statement to which the registration rights apply, it shall so notify the undersigned and allow the undersigned fourteen
(14) days to elect, in writing, to include the Registrable Shares therein. Such notice does not obligate DataMark to file a registration statement. Inclusion of the Registrable Shares in any registration is subject to the reasonable approval of any underwriter of the offering being registered. In a registration pursuant to this Section 6.4 involving an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, by or through one or more underwriters of recognized standing, if the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting registration in such offering by letter of its belief that the number or type of securities to be included in such registration would materially adversely affect its ability to effect such offering, then the Company will be required to include in such registration only that number and type of Registrable Securities which it is so advised can be sold in such offering, drawn pro rata from the holders of the Registrable Securities requesting such registration on the basis of the percentage of the Registrable Securities held by the holders of Registrable Securities which have requested that such securities be included. If the offering is being underwritten, the undersigned will enter into an underwriting agreement with such underwriter and will pay underwriting discounts, commissions and expenses with respect to its sales, as well as any taxes on such sales and the cost of any separate counsel retained by the undersigned. The piggyback registration rights described herein shall not apply with respect to registrations on inappropriate forms, such as Form S-8 or S-4. The registration rights shall not apply if DataMark concludes that Rule 144(k) of the Securities Act of 1933, or successor provisions, is available to the Registrable Shares.

         6.5. SISNA Audit. DataMark will be required to file audited and unaudited financial statements of SISNA within 60 days after reporting the consummation of the Merger in accordance with SEC rules. The SISNA Shareholders agree to promptly take such reasonable steps as may be requested by DataMark or its auditors to facilitate the timely preparation and audit of such financial statements, including the execution of customary representation letters.


         SECTION 7.  MISCELLANEOUS.

         7.1. Fees and Expenses. Each of the parties to this Agreement will bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

         7.2. Law Governing. This Agreement shall be construed under and governed by the laws of the State of Utah. Venue for any dispute under this Agreement shall be a court in Salt Lake City, Utah.

         7.3.     Notices.   All   notices,   requests,   demands   and    other
communications hereunder shall be deemed to have been duly given if delivered, telegraphed or mailed by certified or registered mail:

     To: SISNA:                     SISNA, Inc.
                              1405 East 2100 South
                           Salt Lake City, Utah 84105
                                   Attention:

         To:      DataMark:                 DataMark Holding, Inc.
                                            488 E. Winchester Street, Suite 100
                                            Salt Lake City, Utah  84107
                                            Attention:

         To:      Shareholders:             H & D Investment Company, L.C.
                                            1405 East 2100 South
                                            Salt Lake City, Utah 84105

                                 Martin S. Gomez
                               5730 South 900 East
                           Salt Lake City, Utah 84121

                               Jeffrey A. Madison
                              1180 E. Bonita Drive
                           Salt Lake City, Utah 84106

                                 David C. Pollei
                              40 South 900 East #6E
                           Salt Lake City, Utah 84102

or to such other address or which any party may notify the other parties as provided above.

         7.4. Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein, is complete; and all promises, representations, understandings, warranties, and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits.

         7.5. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective heirs, personal representatives, successors, and assigns.

         7.6. Waivers; Severability. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

         7.7. Publicity and Disclosures. Except as may be required by applicable securities laws, no press releases or any public disclosures, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of the parties hereto.

         7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

         7.9. Attorneys' Fees. In the event there is a default under this Agreement and it becomes necessary for any party to enforce his rights hereunder, then with or without litigation, the prevailing party shall be entitled to his expenses, including reasonable attorneys' fees, arising out of such enforcement of his rights hereunder.

         7.10.    Section   Headings.   Section   headings   are   inserted  for
convenience of reference only and shall not be used in any way to construe the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
                                    BUYER:

                                    DATAMARK HOLDING, INC.


                                    By:/s/ Chad Evans
                                    ---------------------------------
                                    Name: Chad Evans
                                    Title: Chairman

                                    SISNA:

                                    SISNA, INC.


                                    By: /s/ David C. Pollei
                                    ---------------------------------
                                    Name: David C. Pollei
                                    Title: President

                                    SHAREHOLDERS:


                                    /s/Jeffrey A. Madison
                                    ------------------------------------
                                    Jeffrey A. Madison


                                    /s/Martin S. Gomez
                                    ------------------------------------
                                    Martin S. Gomez


                                    /s/David C. Pollei
                                    ------------------------------------
                                    David C. Pollei

                                    H&D     Investment Company, L.C.

                                     By: /s/Henry J. Smith, Jr.
                                     ---------------------------------
                                     Henry J. Smith, Jr.
                                     Manager

                                     By:/s/Doris H. Smith
                                     ---------------------------------
                                     Doris H. Smith
                                     Manager

                                TABLE OF EXHIBITS


         Exhibit A                              Plan of Merger

         Exhibit B                              Investment Agreement

         Exhibit C                              Opinion letter

         Exhibit D                              Employment Agreement for
                                                 Henry J. Smith, Jr.

         Exhibit E                              Employment Agreement for
                                                 David C. Pollei

         Exhibit F                              Employment Agreement for
                                                 Jeffrey A. Madison

         Exhibit G                              Employment Agreement for
                                                  Martin S. Gomez

         Exhibit H                               Escrow Agreement

                               TABLE OF SCHEDULES

         Schedule of SISNA Shareholders                         Section 1.3

         Schedule of State Operations                           Section 2.1

         Schedule of Leases of Real Property                    Section 2.6

         Schedule of Machinery, Equipment and
                  Equipment Leases                              Section 2.6

         Schedule of Liens and Encumbrances                     Section 2.6

         Schedule of Tax Liens                                  Section 2.7

         Schedule of Banking Arrangements                       Section 2.13

         Schedule of Patents, Trade Names and Trademarks        Section 2.14

         Schedule of Contracts and Commitments                  Section 2.16

         Schedule of Litigation and Claims                      Section 2.18

         Schedule of Insurance                                  Section 2.20

         Schedule of Powers of Attorney                         Section 2.22

         Schedule of Employee Compensation                      Section 2.27

         Schedule of Franchises                                 Section 2.33

         Schedule of Software Licenses                          Section 2.34

                         SCHEDULE OF SISNA SHAREHOLDERS


===============================================================================
                                   Number of     Total Number     DataMark
                                     SISNA       of DataMark    Shares to be
Name                                 Shares         Shares        Escrowed
------------------------------------------------------------------------------

H & D Investment
Company, L.C......................   40,000        260,000         20,000
------------------------------------------------------------------------------
Martin S. Gomez...................    4,250         27,625          2,125
------------------------------------------------------------------------------
Jeffrey A. Madison................    3,250         21,125          1,625
------------------------------------------------------------------------------
David C. Pollei...................    2,500         16,250          1,250
------------------------------------------------------------------------------
         Total....................   50,000        325,000         25,000
==============================================================================